Exhibit 99.1

Akoustis Granted Foundational International and U.S. Patents

- Akoustis’ Innovative Patented Single Crystal Bulk ONE RF Filters Will Deliver Unprecedented Performance in 4G/LTE Mobile Wireless Smartphones –

Charlotte, N.C., June 16, 2016 – Akoustis Technologies, Inc. (OTCQB: AKTS) (“Akoustis” or the “Company”), a manufacturer of innovative Bulk ONE™ bulk acoustic wave (BAW) high band RF filters for mobile wireless, announced today it has been awarded multiple foundational patents related to its single crystal piezoelectric materials, novel BAW resonators, wide bandwidth RF filters and their application in mobile devices.

The U.S. Patent and Trademark Office (USPTO) has issued U.S. Patent No. 9,362,887.  Further, the China Patent Office (SIPO) has issued China Patent Nos. ZL 201520549840.3, ZL 201520566852.7 and ZL 201520652061.6.

A summary of each patent assigned to Akoustis is provided below:

US Patent No. 9,362,887 – Integrated circuit configured with two or more single crystal acoustic resonators resulting in BAW RF filter for a communication, mobile or computing device.

China Patent No. ZL 201520549840.3 – Wafer scale packaging for single crystal acoustic resonators and BAW RF filters.

China Patent No. ZL 201520566852.7 – Communication, mobile or computing device configured with single crystal acoustic resonators and BAW RF filters.

China Patent No. ZL 201520652061.6 – Membrane structure technique for fabrication of single crystal acoustic resonators and BAW RF filters.

The assignment of these four patents is a significant milestone for Akoustis.  The patents establish the foundation of key intellectual property (IP) covering use of single crystal BAW resonator technology in RF filters for the mobile-wireless market.  These newly issued patents are additive to previously announced exclusive IP rights licensed from University of California at Santa Barbara (UCSB) and Cornell University.  Furthermore, the Company has additional US and International patent applications pending and will pursue such applications with the objective of receiving additional issued patents.

Commenting on the announcement, Jeff Shealy, CEO of Akoustis, stated, "The patents awarded solidify our IP position as a differentiated manufacturer of BAW RF filters for the high-growth mobile market. We will continue to build and strengthen our IP portfolio with the goal of creating a significant and meaningful barrier-to-entry for potential competitors utilizing single-crystal BAW resonator technology."  Mr. Shealy added, "Our innovative approach will allow us to differentiate and compete in the high band RF filter market for 4G/LTE mobile and, we believe, to dominate emerging 5G Wi-Fi and 5G mobile communications markets."

On May 23, 2016, Akoustis reported unprecedented high band resonator bandwidth performance - achieving record-breaking 12.5% K-Squared performance from 3.4GHz BAW devices constructed from its patented, undoped single crystal AlN. Currently, the acoustic RF filter market is estimated to reach $12.5B by 2020 (Mobile Experts 2015 report) and is dominated by a select few semiconductor companies utilizing inferior polycrystalline piezoelectric material.  Akoustis’ innovation in single crystal BAW technology will offer unprecedented performance in RF filters specifically targeting the more difficult high frequency, wide bandwidth 4G/LTE bands and beyond.

About Akoustis

Akoustis™ is a high-tech RF filter solutions company that manufactures its unique, patent-pending Bulk ONE™ technology to produce single-crystal bulk acoustic wave (BAW) filters for the mobile-wireless industry, which facilitate signal acquisition and accelerate band performance between the antenna and the back end of mobile devices.   Its Bulk ONE™ technology will service the fast growing multi-billion dollar market of device OEMs, network providers, and consumers to diminish Front End phone heat, battery drain and signal loss -- all considered to be directly related to current RF polycrystalline filter technologies' limitations. Akoustis’ “fabless” business model is capital efficient, leveraging existing manufacturing infrastructure in the semiconductor industry. Akoustis™ is located in the Piedmont technology corridor between Charlotte and Raleigh, North Carolina.

Forward-Looking Statements

Statements in this press release that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and assumptions and are subject to risks and uncertainties. In some cases, you can identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” “will,” “would” or the negative of these terms or other comparable terminology.  Factors that could cause actual results to differ materially from those currently anticipated include, without limitation, risks relating to the results of our research and development activities, including uncertainties relating to semiconductor process manufacturing;
  the early stage of our Bulk ONE™ technology presently under development;
  our need for substantial additional funds in order to continue our operations and the uncertainty of whether we will be able to obtain the funding we need;
  our ability to retain or hire key scientific, engineering or management personnel; our ability to protect our intellectual property rights that are valuable to our business, including patent and other intellectual property rights;
  our dependence on third-party manufacturers, suppliers, research organizations, testing laboratories and other potential collaborators;
  our ability to successfully market and sell our technologies;
  the size and growth of the potential markets for any of our technologies, and the rate and degree of market acceptance of any of our technologies;
  competition in our industry; and
  regulatory developments in the U.S. and foreign countries.

In light of these risks, uncertainties and assumptions, the forward-looking statements regarding future events and circumstances discussed in this press release may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.  You should not rely upon forward-looking statements as predictions of future events.  The forward-looking statements included in this presentation speak only as of the date hereof, and, except as required by law, we undertake no obligation to update publicly or privately any forward-looking statements for any reason after the date of this presentation to conform these statements to actual results or to changes in our expectations.

THESE MATERIALS DO NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF ANY OFFER TO BUY, ANY SECURITIES OF AKOUSTIS, INC., OR OF ANY OTHER ENTITY WHATSOEVER.  ANY REPRESENTATION TO THE CONTRARY BY ANY PARTY SHOULD BE IGNORED.

Akoustis Contact Information:

COMPANY:

Dave Aichele

Akoustis, Inc.

VP of Business Development

Main: 704-997-5735, ext. 106

Email: daichele@akoustis.com

INVESTORS:

The Del Mar Consulting Group, Inc.

Robert B. Prag, President

858-794-9500

bprag@delmarconsulting.com

or

Alex Partners, LLC

Scott Wilfong, President

425-242-0891

scott@alexpartnersllc.com